EXHIBIT 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This agreement ("Agreement") is made effective March 4, 1998, between OnLine Entertainment, Inc. ("ONLN" or the "Company') and Larry G. Arnold (the "Executive').

         In consideration of the mutual benefits and obligations in this Agreement, and intending to be legally bound, ONLN and Executive agree as follows:

         1.       OFFICE AND DUTIES

         a. Executive shall be employed as follows: (i) by ONLN as its Chief Executive Officer; (ii) as Chief Executive Officer of Glitch Master Marketing, Inc. ("GMM"), a subsidiary corporation of ONLN; and (iii) and as Chief Executive Officer OnLine Power Supply, Inc. ("OPS"), a subsidiary corporation of ONLN. The Executive shall have the duties specified in the Bylaws of the respective companies, and such duties as may be lawfully assigned by the respective Boards of Directors from time to time.

         b. Executive agrees to devote substantially all of his time and energy to the performance of the duties of those positions so long as his employment in such position shall be continued by ONLN or its successors. Notwithstanding the above, Executive shall be permitted to have interests in other business that do not compete with the Company or its subsidiaries, and may render services for such other business interests, provided such service does not prevent Executive from performing his duties under this Agreement.

         c. The Company agrees to nominate Executive for election to the Board at each annual meeting of stockholders of the Company during his employment hereunder, or at which his class, if such class is designated, comes up for election, and shall perform likewise for election to the Board of GMM and OPS.

         2.       TERM OF EMPLOYMENT

         a. ONLN shall employ Executive and Executive accepts such employment for a term beginning on the date of this Agreement and ending March 31, 2003, upon the terms and conditions set forth in this Agreement.

         b. Notwithstanding the foregoing, if the Agreement shall not have been terminated in accordance with the provisions herein on or before March 31, 2003, the remaining term of the Agreement shall be extended such that at each and every moment of time thereafter, the remaining term shall be five years unless
(i) the Agreement is terminated earlier in accordance with the provisions herein, or (ii) on or after September 30, 2002, the Board of Directors notifies Executive in writing of its determination to have the date of this Agreement expire six months from the date of such notification.

         c. So long as Executive continues employment with at least one of ONLN, GMM, or OPS, the termination of services by Executive for any one of ONLN, GMM, or OPS: (i) shall not be deemed a termination of services for any other of the respective companies unless otherwise specifically set forth in writing; and
(ii) shall not reduce the compensation to Executive under this Agreement.


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Executive Employment Agreement
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         3.       DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meaning set forth in this paragraph:

         a. "Base Compensation" shall mean an amount per annum equal to the sum of:

                  (i) the annual base salary in effect for Executive immediately preceding termination of employment (excluding any reduction in base salary made in breach of this Agreement);

                  (ii) an amount equal to the average of the cash bonuses paid to Executive over the three most recently completed calendar years prior to termination (including any bonus amounts deferred by Executive under any ONLN deferred compensation plan or arrangement);

                  (iii) continued participation in all basic and supplemental life, accident, disability, and other Company-sponsored insurance benefits provided to Executive immediately preceding termination (or, if continued participation in one or more of these benefits is not possible, benefits substantially similar to those which Executive would have been entitled to if he had continued as an employee of the Company at the same compensation level in effect immediately prior to termination); and

                  (iv) continuance of vesting and benefit accrual under any Company-sponsored retirement programs in effect for Executive immediately prior to termination (or, if continued participation in such programs is not possible, benefits substantially similar to those which executive would have been entitled to if he had continued as an employee of the Company at the same compensation level immediately prior to termination).

         b.       "Board " means the Board of Directors of the Company.

         c. "Cause" shall mean (i) willful refusal by Executive to follow a lawful written demand of the Board, (ii) Executive's willful and continued failure to perform his duties under this Agreement (except due to Executive's incapacity due to physical or mental illness) after a written demand is delivered to Executive by the Board specifically identifying the manner in which the Board believes that Executive has failed to perform his duties, (iii) Executive's willful engagement in conduct materially injurious to the Company, or (iv) Executive's conviction for any felony involving moral turpitude. For purpose of clauses (i), (ii) or (iii) of this definition, no act, or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's act was in the best interests of the Company.

         d. "Constructive Termination" shall mean Executive's voluntary termination of employment within ninety (90) days following the occurrence of one or more of the following events, unless such event is approved in writing by Executive in advance of such event:



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Executive Employment Agreement
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                  (i) A  failure  by the  Company  to  abide by any part of this
Agreement that is not remedied within ten (10) business days of notification by Executive of such failure, including any violation of Executive's rights as described in this Agreement unless such rights are replaced by alternative rights of approximately equal value;

                  (ii) A reduction in Executive's title or responsibilities below the positions specified in paragraph 1 of this Agreement; or

                  (iii) A relocation of Executive's primary place of business more than fifty (50) miles from its location as of the date of this Agreement.

         e. "Disability" shall be deemed to have occurred if Executive is unable to substantially perform the normal duties of his position with the Company, or if the Executive makes application for disability benefits under any Company-sponsored long-term disability program covering Executive and qualifies for such benefits.

         f. "Retirement" shall mean Executive's termination of service with the Company at any time after 12 months from the date of this Agreement.

         4.       COMPENSATION

         For all services rendered by the Executive in any capacity to the Company or any subsidiary or successor during the term of this Agreement, the Executive shall be compensated as follows:

         a. Base Salary. The minimum annual base salary payable to Executive upon commencement of this Agreement shall be $72,000. The Board or its Executive Compensation Committee of the Board (if one is designated) will review the Executive's base salary at least annually to determine the amount of any increase. Upon any such increase in Executive's base salary, such increased rate shall hereafter constitute Executive's minimum annual base salary for all purposes of this Agreement, except that the Company may reduce Executive's annual base Salary during any year by not more than 10% below the base salary in effect at the beginning of the year as part of any general salary reduction which applies to all officers of the Company and its subsidiaries (if any).

         b.       Incentive Options.

                  (i) In recognition of the considerable challenges accepted by him, Executive shall receive an Incentive Bonus consisting of a stock option grant to purchase 500,000 shares of the Company's common stock fully vested and priced at $.0001 per share. The Incentive Options shall expire five years from the date of this Agreement unless earlier exercised.

                  (ii) In addition Executive shall receive a stock option grant of 500,000 shares of the Company's common stock priced at $.0001 per share, and vesting in accordance with the appropriate portions of the Performance Bonus schedule specified below (the "Performance Options'). The Performance Options that become vested shall expire five years from the date of this Agreement unless earlier exercised.


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Executive Employment Agreement
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                  (iii) In case of any  merger in which the  Company  is not the surviving entity, reclassification, capital reorganization or other change of outstanding shares of the securities of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the Company shall cause effective provision to be made so that the Executive shall have the right thereafter, by exercising Incentive Options specified in paragraph 4b(i) and all Performance Options that are vested, to purchase the kind and amount of shares of securities and property receivable by the security holders upon such merger, reclassification, capital reorganization or other change.

         c. Performance Bonus. In order to promote goals that may increase shareholder value, the Executive shall, subject to sub paragraphs (i) and (ii), below, be eligible to receive Performance Bonuses as follows:

         (i)      For the Company's fiscal year ending December 30, 1998:

                  (A) fifty percent of base salary if the Company achieves consolidated net income for the fiscal year ending December, 1998 of one hundred thousand dollars ($100,000) or more.

                  (B) Executive shall receive an additional bonus of fifty percent of base salary if the average of the closing bid and ask prices of ONLN common stock for the last 20 business days ending December 31, 1998 as reported on the Company's primary market or trading forum, is equal to or exceeds $6.00.

                  (C) Further, if the consolidated gross revenue of the Company for the fiscal year ending December, 1998 exceeds $1,200,000, the Executive shall receive an additional bonus equal to five percent of the amount of revenue which exceeds $1,200,000.

         (ii) For the Company's fiscal years ending September 30, 1999 and later:

                  (A) An amount equal to fifty percent of base salary if the average of the closing bid and ask prices of ONLN common stock for the last 20 business days ending December 31, 1998 as reported on the Company's primary market or trading forum, exceeds the previous year's 20 business day average for the same period by 51 % or more.

                  (B) Further, if the audited consolidated gross revenue of the Company exceeds $3,000,000 by December 30, 1999, the Executive shall be deemed vested in 35 percent of the Performance Options; if in excess of $6,000,000 by December 30, 2000, he will be vested in an additional 35 percent of the Performance Options, and if in excess of $9,000,000 by December 30, 2001, he will be vested in the remaining 30% of the Performance Options. The Performance Options will vest at the earliest fiscal year in which the respective consolidated gross revenue requirements are achieved. Therefore, by way of example, it is possible for all the Performance Options to vest based upon the first measuring period if all the respective consolidated gross revenue requirements are met in the first measuring period. The Performance Options that do not vest are forfeited.


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         (iii)  Each cash  Performance  Bonus  shall be  payable  either 30 days following the date Company's audited consolidated financial statements for the fiscal year become available or on March 15 following the end of that fiscal year, whichever is later (the "Bonus Payment Date").

         (iv) In the event that there shall be a combination of the Company with another company, or any other occurrence similar to a combination, and as a result thereof the Executive does not continue his employment under this Agreement, or this Agreement is not accepted and continued by the surviving entity, then the Executive shall be fully vested in all Performance Options.

         (v) Executive shall be entitled to receive the bonus provided for in the foregoing paragraphs for each fiscal year during which he is employed hereunder and, in addition, for the next eighteen (18) months after termination of his employment: provided, that said post- termination bonus coverage shall only extend for twelve (12) months after termination if Executive takes employment with another company in the same industry as ONLN or any ONLN subsidiary within twelve (12) months of termination, and shall not apply if Executive has been discharged for cause.

         (vi) Bonus payments shall be in cash or a combination of cash and Restricted Stock or stock options at the discretion of the Executive.

         (vii) In all cases where a bonus is based upon the average of the closing bid and ask prices for ONLN common stock, the average daily trading volume for the 20 day measuring period must be at least 10,000 shares in order to qualify for the bonus.

         d. Registration of Performance and Incentive Stock Options. The Company agrees to file a registration statement with the Securities and Exchange Commission to register the public sale of the ONLN common stock underlying the performance and incentive stock options granted under this Agreement, within 90 days of the vesting of the first Performance Bonus option.

         e. Vacation. Executive shall receive five (5) weeks of vacation per year.

         f. Automobile Allowance. Executive shall receive an unaccountable automobile allowance of $500.00 per month.

         g. Benefit Plans. Executive shall be entitled to participate in all perquisites and health and welfare benefits generally available to other executive officers and employees of the Company. Executive shall participate in any key executive long-term incentive program or other executive bonus program which the Board or its Executive Compensation Committee (if any) may define.

         h. Reimbursement. Reimbursement of all reasonable expenses incurred by Executive in connection with performance of his duties upon submission of vouchers, subject to such guidelines and policies as may be promulgated by the Company for senior executives or employees.

         i. Life Insurance. In addition to any coverage required by the Company, Executive shall be provided with a life insurance policy in the amount of $250,000 (provided he can meet the medical conditions for such coverage), payable to such beneficiaries as he shall designate.

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Executive Employment Agreement
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         5.       EXECUTIVE's RIGHTS UPON TERMINATION

         a. In the event that Executive's employment at ONLN is terminated for any reason other than (i) Death, (ii) Disability, (iii) Cause, (iv) voluntary resignation by Executive not constituting Constructive Termination, or (v) the expiration of the term of his Agreement, ONLN will pay to Executive Base Compensation for a period continuing five years after the date of termination. In addition, ONLN will fully vest all stock options and restricted stock awards previously granted by ONLN to Executive and fully vest and immediately pay to Executive any accrued award earned by Executive under the Performance Bonus Plan(s), above, or any other ONLN Executive incentive plans which may exist at the time of termination and in which the Executive is a participant.

         b. In the event the Executive's employment at ONLN is terminated for Death, Disability, Cause, voluntary resignation not constituting Constructive Termination, or upon expiration of the term of this Agreement, Executive shall be entitled to all benefits under this Agreement, including base salary, performance and incentive bonuses for eighteen (18) months after such event. Stock options vested to date of termination may be exercised at any time during the eighteen (18) months period following termination and may be exercised by the estate of the Executive in the event of his death during the same time period.

         c. Should the Executive exercise his option to terminate his Executive Employment voluntarily for Constructive Termination, the Company shall continue to employ the Executive as an advisor and consultant ("Consulting Employment") for a period of five years. During the period of Consulting Employment, the Executive shall at reasonable times but not full time, be available to consult with and advise the Company's officers, directors, representatives and clients. Executive shall be entitled to all benefits under this Agreement, including base salary, performance and incentive bonuses during the term of Consulting Employment. Stock options vested to date of Constructive Termination may be exercised at any time during the period of Consulting Employment. During the period of Consulting Employment, the Executive shall be permitted to engage in any business so long as such business practice is not in competition with the Company.

         d. Base Compensation payments shall be made when payments would otherwise have been made to Executive if he were still employed by ONLN, except in such cases where a different payment schedule is provided for in other Company-sponsored plans or programs.

         e. In the event of termination of employment of Executive for any reason, the Company shall immediately release the Executive, and obtain the release of the Executive by third parties, from any and all personal guarantees and other credit obligations the Executive has incurred or undertaken on behalf of the Company or any subsidiary.

         6.       DESIGNATION OF BENEFICIARIES

         a. If Executive should die while receiving Base Compensation payments pursuant to this Agreement, the remaining Base Compensation payments which would have been paid to Executive if he had lived shall be paid as designated by Executive on his Company beneficiary Designation Form. Such payments shall be made at the same time and in the same manner as if the Executive were alive to receive the payments, except in such cases where a different payment schedule is provided, or in other company-sponsored plans or programs.


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         b. The filing of a new Company beneficiary Designation Form will cancel all designations previously filed. Any finalized divorce or marriage (other than a common-law marriage) of Executive subsequent to the date of filing of a beneficiary designation shall revoke such designation, unless: (i) In the case of divorce, the previous spouse was not designated as beneficiary, and (ii) In the case of marriage, Executive's new spouse had previously been designated as beneficiary.

         c. If Executive fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, then the Company's Board (or its Compensation Committee if one exists) shall direct the distribution of any benefits under this Agreement to Executive's estate.

         7.       TRADE SECRETS AND CONFIDENTIAL INFORMATION

         The parties hereto recognize that a major need of the Company and its subsidiaries is to preserve its specialized knowledge, trade secrets, and confidential information concerning its business. The strength and good will of the Company is derived from the specialized knowledge, trade secrets and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his position with the Company, Executive has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries. Therefore, Executive hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

         a. Executive covenants and agrees that Executive shall not, directly or indirectly, use, disseminate, or disclose for any purposes other than for the purposes of the Company's business, any confidential information or trade secrets of the Company or its subsidiaries, unless such disclosure is compelled in a judicial proceeding. Upon termination of this employment, all documents, records, notebooks, and similar repositories of records containing information relating to any trade secrets or confidential information then in the Executive's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request. This section shall not restrict the Executive from using his general knowledge (the ideas, concepts, know-how and other industry information which is part of his common knowledge) from pursuit of livelihood subsequent to any termination of this Agreement.

         b. As a material inducement to the Company to enter into this Agreement and to pay Executive the compensation and benefits stated in this Agreement, Executive covenants and agrees that during the term of this Agreement and for a period of one year following the termination of the Agreement, the Executive shall not compete with the Company or its subsidiaries, pursue business opportunities with or serve as a consultant or member of the staff in any capacity to any other companies with whom the Company or its subsidiaries has transacted business during the prior year of employment, either as a customer or a supplier, without the prior written permission of the Company. For one year following termination of employment, the Executive confirms that he will not directly or indirectly, without prior written consent, perform work that the Company or any of its subsidiaries holds in backlog or is pursing at the time of termination.


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         c. The covenant of non-disclosure  and covenant not to compete apply to the Company and its subsidiaries, have been negotiated and agreed to by and between the Company and Executive with the full knowledge of and pursuant to the Colorado Trade Secrets Act, and are deemed by both parties to be fair and reasonable.

         d. Executive agrees that any breach of the covenant of non-disclosure or covenant not to compete will cause the Company irreparable damage for which a remedy at law will not be wholly adequate. In the event of breach or threatened breach by Executive of the covenant of non-disclosure or covenant not to compete, the Company shall be entitled to injunctive relief to restrain the breach or threatened breach, as well as to damages sustained and recovery of a reasonable attorney fee. The Company may elect to enforce this right to injunctive relief in any court of jurisdiction, or may proceed in arbitration. This section controls and supersedes Section 10.g (Dispute Resolution) of this Agreement. If there is a judgment in court or in arbitration that the Executive has breached the covenant of non-disclosure or covenant not to compete, the Company shall be entitled to terminate all payment obligations under this Agreement, and recover any payments made to Executive after the date of breach.

         e. The parties intended that the covenant not to compete shall be construed as a series of separate covenants, one for each county and city to which it may be applicable. Except for geographic coverage, each such separate covenant not to compete shall be deemed identical. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, then the unenforceable covenant shall be deemed reduced or eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. In the event a court of competent jurisdiction finds this covenant so overbroad as to be unenforceable, the parties intend that this covenant be reduced in scope by the court, but only to the extent necessary by the court to render the covenant reasonable and enforceable, keeping in mind that Executive and the Company intend to give the Company the broadest possible protection against harmful future competition.

         8.       TAX MATTERS

         a. If any payments due Executive under this Agreement result in Executive's liability for an excise tax ("parachute tax") under the Internal Revenue Code (the "Code'), the Company will pay to Executive, after deducting any Federal, state or local income tax imposed on the payment, an amount sufficient to fully satisfy the "parachute tax" liability. Such payment shall be made to Executive not later than thirty (30) days prior to the due date of the "parachute tax".

         b. To the extent required by law, the Company shall withhold from any payments under this Agreement any applicable federal, state or local withholding taxes.



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         9.       INDEMNIFICATION

         So long as Executive is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of gross misconduct, he shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceeding or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Executive) incurred by Executive, arising out of, in connection with, or based upon Executive's services and the performance of his duties pursuant to this Employment
Agreement, or any other matter contemplated by this Employment Agreement, whether or not resulting in any such liability subject to such limitations as are provided by the Colorado Business Corporations Act. Executive shall be reimbursed by the Company as an when incurred for any reasonable legal and other damage, liability, action proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Executive is a defendant in or target of such action, proceeding or investigation), subject to such limitations as are provided by the Colorado Business Corporations Act.

         10.      OTHER MATTERS

         a. Successors. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and insure to the benefit of any successor of ONLN, and any such successor shall be deemed substituted for ONLN under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or substantially all of the assets or business of ONLN. This Agreement shall also be binding upon and shall inure to the benefit of Executive, Executive's heirs, executors, administrators and beneficiaries.

         b. Entire Agreement. With respect to the matters specified herein, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties. This Agreement shall not affect the provisions of any other compensation, retirement or other benefits program of ONLN to which Executive is a party or of which he is a beneficiary. No amendments to this Agreement may be made except through a written document signed by both parties.

         c. Validity. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Agreement.

         d. Notice. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if by express delivery service, 24 hours after placing in the control of a nationally recognized express delivery service; or if mailed, 72 hours after having been deposited in the United States mail, postage prepaid, and addressed in the case of ONLN to its then principal place of business, presently 6909 South Holly Circle, Suite 320, Englewood, CO 80112, and in the case of Executive to Larry G. Arnold, 6207 South Forest Court, Littleton, CO 80121. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.


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



Executive Employment Agreement
Page 10

         e. Attorneys Fees and Costs. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included a part of such judgment. Notwithstanding the foregoing provision, in no event shall the successful party or parties be entitled to recover any amount from the unsuccessful party for costs, expenses and attorneys' fees that exceed the unsuccessful party's costs, expenses and attorneys' fees in connection with the action or proceeding.

         f. Mitigation and Offset. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise, nor to offset the amount of any payment provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period he is entitled to such payment.

         g. Applicable Law and Dispute Resolution. To the full extent controllable by stipulation of the parties, this Agreement shall be interpreted under Colorado law. All disputes arising out of this Agreement will be settled by binding arbitration in Denver, Colorado, with a representative of the American Arbitration Association or successor organization.

         h. Survival of Obligations. The obligation of the parties under Sections 5, 7, 9, and 10 of this Agreement shall survive any termination of this Agreement.

         This Executive Employment Agreement has been signed by the parties effective as of the date first stated above.

ONLINE ENTERTAINMENT, INC.                  EXECUTIVE



   /s/   Gordon F. Ware                         /s/    Larry G. Arnold
----------------------------------          -----------------------------------
By:                                         Larry G. Arnold


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



                         EXECUTIVE EMPLOYMENT AGREEMENT
                                   AMENDMENT 1

This  Amendment  to  the  Executive   Employment  Agreement  is  made  effective
retroactively to March 4, 1998, between OnLine Entertainment, Inc., ("ONLN" or the "Company") and Larry G.
Arnold (the "Executive").

In consideration of the mutual benefits and obligations in this Agreement, and intending to be legally bound, ONLN and Executive agree as follows:

Reference paragraph 4b(i), Compensation (Incentive Options). This paragraph is changed and amended to the following:

In recognition of the considerable challenges accepted by him, Executive shall receive an Incentive Bonus consisting of a stock option grant to purchase 500,000 shares of the Company's common stock fully vested and priced at $5.50 per share. The incentive options shall expire ten years from the date of this Agreement unless earlier exercised.

This Amendment to the Executive Employment Agreement has been signed by the parties as of the date below and effective retroactively to March 4, 1998.

Date:    12/31/98                          Date:    12/31/98

OnLine Entertainment, Inc.                 Executive


     /s/    Kris M. Budinger                /s/    Larry G. Arnold
----------------------------------        ------------------------------------
By:                                        Larry G. Arnold

                            ONLINE POWER SUPPLY INC.

                       (FORMERLY ONLINE ENTERTAINMENT INC)

                       AUTHORIZATION FOR PAYROLL INCREASE


         Effective January 1, 2000, Mr. Larry Arnold's base compensation will increase $6,500 per month to a monthly total of $12,500 and to an annual base compensation of $150,000 in his position as C E O. All other terms and conditions of Mr. Arnold's Executive Employment Compensation Agreement executed in March, 1998 remain the same.
         The Board of Directors unanimously approved this increase in compensation for Mr. Arnold at it's meeting on December 1, 1999.

                                         /s/   Kris M. Arnold
                                       -----------------------------------------
                                       On Behalf of the Board of Directors of
                                       OnLine Power Supply Inc.
                                       (Formerly OnLine Entertainment Inc)


                                       100